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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our reports dated February 12, 1996 on our audits of the consolidated financial statements and financial statement schedule of U S WEST, Inc., as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which reports are included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our report dated February 12, 1996, on our audits of the combined financial statements of U S WEST Communication Group, as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our report dated February 12, 1996, on our audits of the combined financial statements and Supplementary Selected Proportionate Results of Operations of U S WEST Media Group, as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

    We consent to the inclusion in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. of our report dated February 6, 1998, on our audits of the combined financial statements of New U S WEST, as of December 31, 1995 and for the years ended December 31, 1995 and 1994.

    We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.
Denver, Colorado
February 6, 1998